For Apple
Enrollment ID TN6R5WSE9Y
Phone numbers:
1-650-248-2431	OPERATING AGREEMENT FOR MANAGER-MANAGED
1-734-657-4910
Rotvig Labs, LLC

INTRODUCTION

The undersigned are all of the Members of Rotvig Labs, LLC                        , a Limited Liability Company formed under the laws of the State of Delaware                       . The undersigned hereby adopt the following Operating Agreement pursuant to the LLC laws of the State of Delaware                      and do hereby certify and agree as follows:

ARTICLE I – NAME

1.1 Name of Business: The name of the Company is Rotvig Labs, LLC                      . The business of the Company may be conducted under such trade or fictitious names as the Managers may determine.

ARTICLE II. – OFFICES AND REGISTERED AGENT

2.1 Principal Office: The principal office of the Company is located at 427 N. Tatnall St #61508 Wilmington, DE 19801-2230                                                      . The Company may have other offices, inside or outside the State of Delaware                          the Managers may designate.

2.2 Registered Office: The registered office of the Company in the State of Delaware                  is located at 427 N. Tatnall St #61508 Wilmington, DE 19801-2230                     ,                                          . The registered agent of the Company for service of process at that address is 108 West 13th St Wilmington, Delaware 19801                 .

ARTICLE III. – BUSINESS PURPOSE

3.1 Business Purpose: The purpose of the Company is to engage in any lawful business that may be engaged in by a limited liability company organized under the LLC laws of the State of Delaware                           .

ARTICLE IV. – MEMBERS

4.1 Members: The names of each initial Member, their capital contributions, and percentage interests are as follows:

Name	Capital Contribution	Percentage Interest
Zachary Kuznia	$100	50%

Andover Fund, LLC	$25,000	50%

4.2 Additional Members: Additional Members may be admitted upon the consent of all Members.

4.3 Withdrawing: A Member may withdraw from the Company upon six months written notice to each remaining Member.

ARTICLE V. – MEMBERS’ CAPITAL ACCOUNTS

5.1 Capital Accounts: The Company will maintain a separate capital account for each Member. Each Member’s capital account will reflect the Member’s capital contributions and increases for the Member’s share of any net income or gain of the Company. Each Member’s capital account will also reflect decreases for distributions made to the Member and the Member’s share of any losses and deductions of the Company.

a)	Each Member’s capital account will be increased by: 1) the amount of money or the fair market value of property contributed by the Member to the Company (net of any liabilities secured by such contributed property that the Company is considered to assume or take subject to), 2) the amount of any Company liabilities assumed by the Member, and 3) allocations to the Member of profit, income, or gain.

b)	Each Member’s capital account will be decreased by: 1) the amount of money and the fair market value of property distributed to the Member by the Company (net of any liabilities secured by such contributed property that the Company is considered to assume or take subject to), and 2) allocations to the Member of losses, deductions, and expenses.

c)	In the event of a permitted sale or exchange of an interest in the Company, the capital account of the transferor will become the capital account of the transferee.

d)	The manner in which capital accounts are to be maintained pursuant to this Operating Agreement is intended to comply with the requirements of the Internal Revenue Code Sec. 704(b) and the regulations thereunder. It is the specific intent of the Members that all adjustments as may be required pursuant to Sec. 704(b), and any restrictions thereunder, be made, so as to cause the allocations prescribed hereunder to be respected for tax purposes.

5.2 Fiscal Year: The fiscal year of the Company will be a calendar year. The books and records of the Company will be maintained in accordance with generally accepted accounting principles and Sec. 704(b) of the Internal Revenue Code and the regulations thereunder.

ARTICLE VI. – ALLOCATIONS AND DISTRIBUTIONS

6.1 Allocations and Distributions: All items of Company income, gain, loss, deduction, credit, or the like will be allocated among the Members in accordance with their respective percentage interests.

6.2 Distributions of Cash or Assets: Distributions of cash or other assets may be made to the Members from time to time. All distributions will be made to the Members in accordance with their respective percentage interests.

ARTICLE VII. – ASSIGNMENT OF MEMBERSHIP INTERESTS

7.1 Assignment of Membership Interests: A Member may assign his or her membership interest in the Company in whole or in part. The assignment of a membership interest does not in and of itself entitle the assignee to become a Member. The assignee is only entitled to receive, to the extent assigned, the distributions the assigning Member would otherwise be entitled to, and the assignee will only become an assignee of a membership interest and not a substitute Member.

7.2 Substitute Members: An assignee of a membership interest will be admitted as a substitute Member and will be entitled to all the rights and powers of the assignee only if the other Members unanimously consent. If admitted, the substitute Member has, to the extent assigned, all of the rights and powers, and is subject to all of the restrictions and liabilities of a Member.

ARTICLE VIII. – VOTING; MEMBERS MEETINGS

8.1 Voting: Except to the extent provided to the contrary in this Operating Agreement, all Members will be entitled to vote on any matter submitted to a vote of the Members.

a)	Unless a greater vote is required by the LLC laws of the State of Delaware the Articles of Organization, or this Operating Agreement, the affirmative vote or consent on a matter will be required.

b)	The consent of all Members will be required to approve the following: 1) the dissolution of the Company, 2) the merger of the Company, 3) the conversion of the Company, 4) the authorization or ratification of acts that would otherwise violate the duty of loyalty, 5) an amendment to the Articles of Organization, 6) the sale, exchange, lease, or transfer of all or substantially all of the assets of the Company other than in the ordinary course of business, 7) the compromise of an obligation to make a contribution, 8) the making of interim distributions, 9) the admission of a new Member, 10) the use of the Company’s property to redeem an interest subject to a charging order, 11) an amendment to the Operating Agreement.

8.2 Annual Meetings of Members: An annual meeting of Members for the transaction of such business as may properly come before the meeting, will be on Feb        , 1                          , 2011           , at such place and time as the Managers will determine.

8.3 Special Meetings of Members: Special meetings of Members for any proper purpose may be called at any time by the Managers or by 2             of Members, or the holders of at least 95         % of the interest of all Members.

8.4 Notice of Meetings: The Company will deliver notice stating the date, time, place, and purposes of any meeting to each Member entitled to vote at the meeting. Notice will be given not less than 7        nor more than 30       days before the date of that meeting.

8.5 Meeting Participation: A Member may participate and vote at any meeting via telephone conference call or similar equipment.

8.6 Unanimous Written Consent: Any action required or permitted to be taken at an annual or special meeting of the Members may be taken without a meeting if consent in writing, setting forth the action so taken, is signed by all the Members entitled to vote at the meeting.

8.7 Voting by Proxy: A Member may appoint a proxy to vote or otherwise act for the Member by signing an appointment instrument either personally or by the Member’s attorney-in-fact.

ARTICLE IX – MANAGEMENT OF THE COMPANY

9.1 Management: The Company will be managed by 1        Managers. The number of Managers may be increased or decreased by amendment to this Operating Agreement, but no decrease will have the effect of shortening the term of any Manager.

a)	The initial Managers will be: Zachary Kuznia , , ____________________, and . The initial Managers will hold office until the first annual meeting of Members and until their successors have been elected and qualified.

b)	Each Manager will receive $0 as compensation for serving as Manager.

c)	Subject to the delegation of rights and powers provided for herein, the Managers will have the sole right to manage the business of the Company and will have all powers and rights necessary, appropriate, or advisable to effectuate and carry out the purposes and business of the Company. No Member, by reason of his or her status as such, will have any authority to act for or bind the Company.

d)	The Managers may appoint a President, Vice President, Treasurer, or Secretary, or such other Officers as they may deem necessary or appropriate.

e)	The Managers may appoint, employ, or otherwise contract with other persons or entities for the transaction of business of the Company or the performance of services for or on behalf of the Company as they may deem necessary or appropriate. The Managers may delegate to any Officer of the Company or to any other person or entity such authority to act on behalf of the Company as they may deem appropriate.

f)	Any Manager, Officer, or other person specifically authorized by the Managers, may execute any contract or other agreement or document on behalf of the Company, and may execute and file on behalf of the Company with the Secretary of State any document required or permitted to be filed under the LLC laws of the State of Delaware ..

9.2 Vacancies: Manager vacancies will be filled by a vote of a majority of the remaining Managers, or if there are none, by a vote of a majority of interest of the Members.

9.3 Terms: Managers will serve until they resign, die, become incapacitate, or are removed. Managers may be removed with or without cause by a vote of a majority of interest of the Members.

9.4 Resignation: A Manager may resign at any time by giving notice to the remaining Managers.

ARTICLE X. – VOTING; MANAGERS MEETINGS

10.1 Voting: Unless a greater vote is required by the LLC laws of the State of Delaware            the Articles of Organization, or this Operating Agreement, the affirmative vote or consent of a majority of the Managers present at a meeting at which a quorum is present will be the act of the Managers.

10.2 Annual Meeting of Managers: Regular meetings of Managers may be held at such time and at such place as the Managers designate. Special meetings of Managers may be called at the request of any Manager.

10.3 Quorum: A majority of the number of Managers will constitute a quorum for the transaction of business at a meeting of Managers.

10.4 Unanimous Written Consent: Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting, if consents in writing, setting forth the action taken, are signed by all Managers entitled to vote at the meeting.

10.5 Meeting Participation: A Manager may participate and vote at any meeting via telephone conference call or similar equipment.

ARTICLE XI. – STANDARD OF CONDUCT; INDEMNIFICATION

11.1 Conduct: A Manager owes the Company and its Members a duty of loyalty and a duty of care. The duty of loyalty is limited to 1) accounting to the Company and holding as trustee for it, and property, profit, or benefit derived by the Manager in the conduct or winding up of the Company’s business, 2) refraining from dealing with the Company as or on behalf of a party having an interest adverse to the Company, and 3) refraining from competing with the Company. The duty of care is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. A Manager will discharge his or her duties consistently with the obligation of good faith and fair dealing.

11.2 Indemnification: Except as otherwise provided in this Article, the Company will indemnify any Manager and may indemnify any employee or agent of the Company who was or is a party, or is threatened to be made a party, to any action, suit, or proceeding, other than an action by or in the right of the Company, by reason of the fact that such person is or was a Manager, employee, or agent of the Company against expenses, including attorney’s fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit, or proceeding, if the person met the standard of conduct set for above in this Article.

a)	To the extent that a Manager, employee, or agent of the Company has been successful on the merits or otherwise in defense of an action, suit, or proceeding, such person will be indemnified against actual and reasonable expenses, including attorney’s fees incurred by such person in connection with the action, suit, or proceeding, and any action, suit, or proceeding brought to enforce the mandatory indemnification provided herein. Any indemnification permitted under this Article, unless ordered by a court, will be made by the Company only as authorized in the specific case upon a determination that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct. That determination will be made by a majority vote of the Managers who are not parties or threatened to be made parties to the action, suit, or proceeding.

b)	No indemnification will be provided to any Manager, employee, or agent of the Company for or in connection with the receipt of a financial benefit to which such person is not entitled, voting for or assenting to a distribution to Members in violation of this Operating Agreement or the Act, or a knowing violation of law.

ARTICLE XII. – DURATION, DISSOLUTION

12.1 Duration: The Company will continue in existence until dissolved pursuant to this Article or the LLC laws of the State of Delaware                 .

12.2. Dissolution: The Company will be dissolved and have its affairs wound up and terminated upon the determination of all of the Members to dissolve the Company, or upon the occurrence of any other event causing a dissolution of the Company under the LLC laws of the State of Delaware                  .

12.3 Winding Up: Upon dissolution, the Company will cease carrying on its business and affairs and will commence the winding up of the Company’s business and affairs, and complete the winding up as soon as possible. Upon the winding up of the Company, the assets of the Company will be distributed first to creditors to the extent permitted by law in satisfaction of the Company’s debts, liabilities, and obligations, and second to Members and former Members in satisfaction of liabilities for distributions and in accordance with their percentage interests.

ARTICLE XIII. – MISCELLANEOUS PROVISIONS

13.1 Entire Agreement: This Operating Agreement embodies the entire agreement and understanding among the Members with respect to the subject matter within. This Operating Agreement supersedes any and all other agreements, either oral or written, among the Members with respect to the subject matter within.

13.2 Severance: Every provision of this Operating Agreement is intended to be severable. The invalidity or illegality of any particular provision of this Operating Agreement will not effect the other provisions, and this Operating Agreement will be construed as if such invalid or illegal provisions were omitted.

13.3 Amendments and Revocations: This Operating Agreement may be amended or revoked at any time by the written consent of all of the Members.

13.4 State Law: This Operating Agreement will be governed by, construed, and enforced in accordance with the laws of the State of Delaware                 .

THE UNDERSIGNED, being all of the Members of Rotvig Labs, LLC                        evidence their adoption and ratification of the foregoing Operating Agreement of the LLC.

Dated:	1/28/2011

/s/ Zachary Kuznia
Member	Zachary Kuznia

/s/ Benjamin Lewis
Member	Andover Fund, LLC

Ben Lewis signing on behalf
Member	of Andover Fund, LLC

Member